As filed with the Securities and Exchange Commission on June 18, 2008
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZILA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0619668

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5227 North 7th Street, Phoenix, Arizona	85014-2800

(Address of Principal Executive Offices)	(Zip Code)
Zila, Inc. 1997 Stock Award Plan

(Full Title of the Plan)
David R. Bethune
Chief Executive Officer
Zila, Inc.
5227 North 7th Street
Phoenix, Arizona 85014-2800

(Name and Address of Agent for Service)
(602) 266-6700

(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Gary V. Klinefelter, Esq.
Vice President and General Counsel
Zila, Inc.
5227 North 7th Street
Phoenix, Arizona 85014-2800
(602) 266-6700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities To Be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share(1)	Offering Price(1)	Fee
Common Stock, $.001 par value per share	3,000,000	$.39	$1,170,000	$45.98

(1)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee. The calculation is based on the average of the high and low prices as quoted on the Nasdaq Global Market on June 16, 2008 (the “Market Price”).

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2

EXPLANATORY NOTE
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 3,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) of Zila, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the Registrant’s 1997 Stock Award Plan (amended and restated as of November 6, 2007). The Registrant’s previously filed Registration Statements on Form S-8, Nos. 333-42769, 333-54960 and 333-124671, as filed with the Securities and Exchange Commission (the “Commission”) on December 19, 1997, February 5, 2001 and May 6, 2005, respectively, are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
     The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007; (b) the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 2007, January 31, 2008 and April 30, 2008; (c) the Registrant’s Current Reports on Form 8-K filed since July 31, 2007; and (d) the description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A dated March 8, 1989 and filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
Item 8.     Exhibits.

Exhibit
Number	Description

4.1*	Zila, Inc. 1997 Stock Award Plan (amended and restated as of November 6, 2007)

5.1**	Opinion of counsel as to legality of securities being registered

23.1**	Consent of counsel (contained in Exhibit 5.1 hereto)

23.2**	Consent of BDO Seidman, LLP

*	Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 9, 2007.

**	Filed herewith.

Item 9.     Undertakings.
     (a)     The undersigned Registrant hereby undertakes:
     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2)     That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Phoenix, State of Arizona, on this 17th day of June, 2008.

ZILA, INC.
By:	/s/ David R. Bethune
David R. Bethune
Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

SIGNATURE	TITLE	DATE
/s/ David R. Bethune David R. Bethune	Chief Executive Officer and Chairman of the Board of Directors	June 17, 2008
/s/ Diane E. Klein Diane E. Klein	Vice President — Finance (Principal Financial and Accounting Officer)	June 17, 2008
/s/ J. Steven Garrett J. Steven Garrett	Director	June 17, 2008
/s/ Leslie H. Green Leslie H. Green	Director	June 17, 2008
/s/ O.B. Parrish O.B. Parrish	Director	June 17, 2008
/s/ George J. Vuturo George J. Vuturo	Director	June 17, 2008

ZILA, INC.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*	Zila, Inc. 1997 Stock Award Plan (amended and restated as of November 6, 2007)

5.1**	Opinion of counsel as to legality of securities being registered

23.1**	Consent of counsel (contained in Exhibit 5.1 hereto)

23.2**	Consent of BDO Seidman, LLP

*	Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 9, 2007.

**	Filed herewith.